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                                                                  Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS








     We consent to the incorporation by reference in the Registration Statements of Cayenne Software, Inc. on Form S-8 (File Nos. 33-87314, 33-53298, 33-48766, 33-71964 and 333-12139) and Form S-3 (File Nos. 33-99956, 33-89940,
333-33917,333-36533 and 333-24627) of our report, which included an explanatory paragraph about the merger of Cayenne Software, Inc. and Cadre Technologies
Inc. which has been accounted for as a pooling of interests, dated February 18, 1998, on our audits of the consolidated financial statements of Cayenne Software, Inc. as of December 31, 1997 and 1996 and June 30, 1996, and for the year ended December 31, 1997, the six-month period ended December 31, 1996 and the year ended June 30, 1996, which report is included in this Annual Report on Form 10-K.


                                              /s/  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 31, 1998